NEWS RELEASE

FOR MORE INFORMATION CONTACT:                                                                                                Maecey Castle
                                                                                                    Vice-President
                                                                                                    Director of Corporate Communications
                                                                                                    541 686-8685

                                                                                                     http://www.therightbank.com
                                                                                                     E-mail:  banking@therightbank.com

FOR IMMEDIATE RELEASE

PACIFIC CONTINENTAL COMPLETES COMMON STOCK CAPITAL RAISE
Company raises $10 million through private placement;
proceeds will be used to support organic growth and to fund possible acquisitions.

EUGENE, Ore, January 7, 2009 --- Pacific Continental Corporation (NASDAQ: PCBK), the bank holding company for Pacific Continental Bank, today announced the completion of a private placement of 750,000 shares of common stock at a price of $13.50 per share. The net proceeds from the offering, after placement fees and estimated transaction expenses, are approximately $9.6 million. Proceeds of the offering will be available to support ongoing organic growth and to fund possible future acquisitions.

“Completing this capital raise confirms that, even in troubled economic times, discliplined banks, like Pacific Continental, with sound business models and excellent loan underwriting practices can successfully access the capital markets” said Hal Brown, Pacific Continental’s chief executive officer. “The proceeds of this offering further strengthens our already strong capital position and provides us the additional resources to continue to grow and support the businesses and communities we serve,” added Brown.

The securities issued in the private transaction have not been registered under the Securities Act of 1933, as amended, and may not be sold by the holders except pursuant to an effective registration statement or an applicable exemption from the registration requirements. As part of the financing, Pacific Continental has agreed to file a registration statement with the Securities and Exchange Commission within 90 days covering the issuance of the shares sold in the private placement.

Wunderlich Securities Inc., headquartered in Memphis, Tennessee, was the financing agent for the placement.

About Pacific Continental Bank
Pacific Continental Bank, the operating subsidiary of Pacific Continental Corporation, delivers highly personalized services through fourteen banking offices in Oregon and Washington. Pacific Continental has established one of the most unique and attractive metropolitan branch networks in the Pacific Northwest with offices in three of the region's largest metropolitan areas including Seattle, Portland, and Eugene. Pacific Continental targets the banking needs of community-based businesses, professional service providers, and nonprofit organizations; and provides private banking services for business owners and executives. Pacific Continental has rewarded its shareholders with consecutive cash dividends for twenty-four years.

Since its founding in 1972 Pacific Continental Bank has been honored with numerous awards from business and community organizations: in June 2008 – for the seventh consecutive year - the Seattle Times named Pacific Continental to its  “Northwest 100” ranking of top publicly rated companies in the Pacific Northwest; in February 2008, Oregon Business magazine recognized Pacific Continental as the top ranked financial institution to work for in the state, marking the eighth consecutive year Pacific Continental has been recognized as one of the Top 100 Companies to Work for In Oregon; and in 2007, The Portland Business Journal recognized Pacific Continental as One of the Ten Most Admired Companies in Oregon.

Pacific Continental Corporation's shares are listed on the NASDAQ Global Select Market under the symbol "PCBK”; additionally, PCBK is listed in the Russell 2000 Index. Supplementary information about Pacific Continental can be found online at www.therightbank.com.

Pacific Continental Safe Harbor
This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"). Such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those projected, including but not limited to the following: the concentration of loans of the company's banking subsidiary, particularly with respect to commercial and residential real estate lending; a continued decline in the housing and real estate market, changes in the regulatory environment and increases in associated costs, particularly ongoing compliance expenses and resource allocation needs in response to the Sarbanes-Oxley Act and related rules and regulations; vendor quality and efficiency; employee recruitment and retention, specifically in the Bank's Portland and Seattle markets; the company's ability to control risks associated with rapidly changing technology both from an internal perspective as well as for external providers; increased competition among financial institutions; fluctuating interest rate environments; a tightening of available credit, and similar matters. Readers are cautioned not to place undue reliance on the forward-looking statements. Pacific Continental Corporation undertakes no obligation to publicly revise or update the forward-looking statements to reflect events or circumstances that arise after the date of this release. Readers should carefully review any risk factors described in Pacific Continental’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents, including any Current Reports on Form 8-K furnished to or filed from time to time with the Securities Exchange Commission. This statement is included for the express purpose of invoking PSLRA's safe harbor provisions.

###